                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IPG PHOTONICS CORPORATION

               The name of the corporation is IPG Photonics Corporation. The corporation was incorporated under the name IPG Photonics Corporation by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 2, 1998. This Amended and Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation's Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Amended and Restated Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the corporation (the "Corporation") is "IPG Photonics Corporation."

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of the its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number shares which the Corporation shall have authority to issue is 180,000,000 shares of which 175,000,000 shares shall be designated Common Stock, par value of $.0001 per share ("Common Stock"), and 5,000,000 shares shall be designated Preferred Stock, par value of $.0001 per share ("Preferred Stock").

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The designation of the series, which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred

Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          (c) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

          (d) Dates at which dividends, if any, shall be payable.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

          (i) Restrictions on the issuance of shares of the same series or of any other class or series.

          (j) The voting rights, if any, of the holders of shares of the series.

     The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, it is further provided that:

          (a) The Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise;

          (b) Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the by-laws of the Corporation.

          (c) The books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated by the board of directors of the Corporation or in the by-laws of the Corporation.

          (d) The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     SIXTH: Indemnification and Advancement of Expenses

     Section 6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

     Section 6.2. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article SIXTH or otherwise.

     Section 6.3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article SIXTH is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     Section 6.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article SIXTH shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 6.5. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article SIXTH shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     Section 6.7. Other Indemnification and Prepayment of Expenses. This Article SIXTH shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

     SEVENTH: Board of Directors

          (a) The Board of Directors shall consist of at least 1 and not more than 11 members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

          (b) Unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause shall be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

     EIGHTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     NINTH: (a) The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

          (b) Notwithstanding anything to the contrary contained elsewhere in this Amended and Restated Certificate of Incorporation and in addition to any affirmative vote of the holders of any class or series of the Corporation's capital stock required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) in voting power of the shares of the Corporation's outstanding capital stock shall be required in order (i) to alter, amend or repeal any provision of this Amended and Restated Certificate of Incorporation or (ii) for the Corporation's stockholders to alter, amend or repeal any provision of the by-laws.

     TENTH: At the first annual meeting of stockholders (the "First Meeting") following the first date that any stockholder (together with its affiliates and associates) which beneficially owned twenty-five percent (25%) or more of the total voting power of the outstanding shares of all classes of capital stock entitled to vote generally in the election of directors of the Corporation on the effective date of this Amended and Restated Certificate of Incorporation ceases at any time to beneficially own at least twenty-five percent (25%) of the total voting power of the outstanding shares of all classes of capital stock entitled to vote generally in the election of directors of the Corporation (and without regard to whether any such stockholder again becomes the beneficial owner of twenty-five percent (25%) or more of such voting power), the directors, other than those who may be elected by the holders of any outstanding series of shares of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Class I shall be initially elected for a term expiring at the first annual meeting of stockholders following the First Meeting, Class II shall be initially elected for a term expiring at the second annual meeting of stockholders following the First Meeting, and Class III shall be initially elected for a term expiring at the third annual meeting of stockholders following the First Meeting. Effective upon the First Meeting, any director, or the entire Board of Directors, may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at an election of directors. Members of each class shall hold office until their successors are elected and qualified or until such director's earlier resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible. For purposes of this Article TENTH and Article TWELFTH, the term "beneficially own" shall have the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

     ELEVENTH: The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware ("Section 203"), and the restrictions contained in Section 203 shall not apply to the Corporation, until the first such time as both of the following conditions exist (if ever): (a)
Section 203 by its terms would, but for the provisions of this Article ELEVENTH, apply to the Corporation; and (b) any person that owned more than twenty-five percent (25%) of the outstanding voting stock of the Corporation on the effective date of this Amended and Restated Certificate of Incorporation ceases to own more than twenty-five percent (25%) of the outstanding voting stock of the Corporation. Once the Corporation shall become governed by Section 203 pursuant to the preceding sentence the Corporation shall be governed by Section 203 for so long as Section 203 by its terms shall apply to the Corporation, regardless of whether any person shall thereafter become the owner of more than twenty-five percent (25%) of the outstanding voting stock of the Corporation. For purposes of this Article ELEVENTH, the terms "person", "owners" and "voting stock" shall have the meanings ascribed to them in Section 203, as Section 203 may be amended from time to time.

     TWELFTH: Stockholder Action

          (a) Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Amended and Restated Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders after such time as any stockholder (together with its affiliates and associates) which beneficially owned at least twenty-five percent (25%) or more of the total voting power of the outstanding shares of all classes of capital stock entitled to vote generally in the election of directors of the Corporation on the effective date of this Amended and Restated Certificate of Incorporation ceases to beneficially own twenty-five percent (25%) or more of the total voting power of the outstanding shares of all classes of capital stock entitled to vote generally in an election of directors (and without regard to whether any such stockholder again becomes the beneficial owner of twenty-five percent (25%) or more of such stock).

          (b) Special meetings of stockholders for any purpose or purposes may be called at any time by the board of directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          (c) Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the by-laws of the Corporation.

          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this _____ day of ________, 2006.

                                        IPG PHOTONICS CORPORATION


                                        By:
                                            ------------------------------------
                                            Valentin P. Gapontsev, President